SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Watts Water Technologies, Inc. (the “Company”) announced the appointment of Shashank Patel as the Company’s next Chief Financial Officer effective upon the commencement of his employment with the Company on July 2, 2018.

Mr. Patel, age 57, previously worked at Xylem Inc. from the time of its spin-off from ITT Corporation in 2011 until June 2018.  While at Xylem, Mr. Patel served as Vice President, Finance for Xylem Applied Water Systems, Dewatering and the America’s Commercial Team from July 2017 to June 2018, Integration Leader for the Sensus business from August 2016 to June 2017, Vice President, Finance for Global Operations from April 2016 to July 2016, Interim Chief Financial Officer of Xylem from July 2015 to March 2016, and Vice President, Finance for the Applied Water Systems division from 2011 to July 2015.  Mr. Patel also served in several leadership roles in finance, operations and engineering at ITT from 1996 until the spin-off of Xylem in 2011.  Xylem is a global designer, manufacturer and equipment and service provider for water and wastewater applications.

Mr. Patel’s initial annual base salary will be $400,000.  Mr. Patel will participate in the Company’s Executive Incentive Bonus Plan with a target bonus percentage equal to 60% of his base salary.  For 2018, Mr. Patel will receive a guaranteed bonus payment of $85,000 in addition to an amount equal to six months of prorated bonus earned under the Executive Incentive Bonus Plan.  The Company has agreed to pay customary, out-of-pocket expenses incurred by Mr. Patel in connection with his relocation to the North Andover, Massachusetts area, or, alternatively, to pay Mr. Patel a lump sum cash payment of $50,000 to cover such expenses.  Mr. Patel will be added as a participant under the Executive Severance Plan and be eligible to participate in the Company’s customary employee benefit plans, including medical insurance plans, life insurance plan and retirement savings plan and he will be entitled to an annual Company-paid executive physical examination.  The Company will also provide Mr. Patel with a $14,000 annual car allowance and an annual executive financial planning allowance of up to $12,500.

In connection with his hiring, Mr. Patel will be granted (i) shares of restricted stock with a value of $700,000, which will vest 50% per year over two years, (ii) shares of restricted stock with a value of $300,000, which will vest in full on the third anniversary of the commencement of Mr. Patel’s employment with the Company, (iii) shares of restricted stock with a value of $150,000, which will vest 33% per year over three years, and (iv) performance stock units with a value of $150,000, which will vest at the end of 2020.  These grants are intended to replace the value of unvested equity grants from Mr. Patel’s prior employer that he forfeited in order to join us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2018	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel